UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2014 (November 25, 2014)

QUOTIENT LIMITED

(Exact Name of Registrant as Specified in Charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pentlands Science Park

Bush Loan, Penicuik, Midlothian

EH2 OPZ United Kingdom

(Address of Principal Executive Offices)

011-44-0131-445-6159

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 25, 2014, Quotient Limited (the “Company”) entered into Subscription Agreements (the “Subscription Agreements”) with the subscribers identified on the signature pages thereto (the “Subscribers”) for the private placement (the “Private Placement”) of 2,000,000 newly issued ordinary shares of the Company (the “Shares”) at a price of $9.50 per share and 850,000 newly issued pre-funded warrants of the Company (the “Pre-Funded Warrants”) at a price of $9.49 per warrant. Affiliates of Galen Partners LLP (“Galen”), the Company’s largest shareholder, are purchasing 157,895 Shares in the Private Placement.

The Subscription Agreements contain representations, warranties and covenants that are customary for transactions of this type. The Shares and the Pre-Funded Warrants sold in the Private Placement are expected to be delivered to the Subscribers on or about November 28, 2014, subject to the satisfaction of customary closing conditions.

Each Pre-Funded Warrant will be exercisable for one ordinary share of the Company (the “Warrant Shares”). Each Pre-Funded Warrant will have an initial exercise price of $0.01 per Warrant Share, will be exercisable on December 1, 2014, and will expire on December 1, 2017. Subject to limited exceptions, a holder of the Pre-Funded Warrants will not have the right to exercise any portion of such securities if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of the Company’s ordinary shares outstanding immediately after the exercise. The exercise price of the Pre-Funded Warrants, and in some cases the number of Warrant Shares issuable upon exercise of the Pre-Funded Warrants, will be subject to adjustment in the event of share splits, share dividends, combinations, rights offerings and similar events affecting the Company’s ordinary shares. In addition, in the event the Company consummates a merger or consolidation with or into another person or other reorganization event in which the Company’s ordinary shares are converted or exchanged for securities, cash or other property, or the Company sells, leases, licenses or otherwise disposes of all or substantially all of its assets or the Company or another person acquire 50% or more of the outstanding ordinary shares, then following such event, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of such Pre-Funded Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction. Any successor to the Company or surviving entity shall assume the obligations under the Pre-Funded Warrants.

The holders must surrender payment in cash of the aggregate exercise price of the Warrant Shares being acquired upon exercise of the Pre-Funded Warrants. No fractional shares will be issued in connection with the exercise of the Pre-Funded Warrants. In lieu of fractional shares, the Company will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

In connection with the Private Placement, the Company also entered into Registration Rights Agreements, dated November 25, 2014, with the Subscribers (the “Registration Rights Agreements”) pursuant to which it has agreed to file, within 30 days of the closing of the Private Placement, a registration statement with the Securities and Exchange Commission (the “SEC”) to register the Shares and the Warrant Shares for resale, which registration statement is required to become effective within 90 days following the closing. The Company will be required to pay certain cash amounts as liquidated damages of one percent (1%) of the aggregate purchase price of the Shares and the Warrant Shares that are registrable securities per month (up to a cap of 10%) if it does not meet certain of its obligations under the Registration Rights Agreements with respect to the registration of the Shares and the Warrant Shares.

On November 25, 2014, the Company issued a press release announcing the signing of the Subscription Agreements and Registration Rights Agreements. A copy of the press release is attached to this report as Exhibit 99.1, and is incorporated herein by reference. The Registration Rights Agreements, the form of Pre-Funded Warrant and the Subscription Agreements are attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, and are incorporated herein by reference.

The foregoing description of the Registration Rights Agreements, the Subscription Agreements and the Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreements, the Subscription Agreements and the form of Pre-Funded Warrant attached hereto.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

The aggregate offering price of the Shares and the Pre-Funded Warrants to be sold in the Private Placement is approximately $27 million, of which an aggregate of approximately $2.0 million will be paid to the placement agent, Jefferies LLC, for its services in connection with the Private Placement.

The sale of the Shares and the Pre-Funded Warrants has not been, and the sale of the Warrant Shares issuable upon exercise of the Pre-Funded Warrants will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”). The Shares and the Pre-Funded Warrants, and the Warrant Shares issuable upon exercise of the Pre-Funded Warrants, will be sold to accredited investors in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Shares, the Pre-Funded Warrants and the Warrant Shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. Each of the Subscribers in the Private Placement represented that it was an accredited investor as defined in Regulation D and that it was acquiring the Shares and/or the Pre-Funded Warrants for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends were affixed to the Shares and the Pre-Funded Warrants. Upon exercise, each holder of Pre-Funded Warrants will represent that it is an accredited investor as defined in Regulation D and that it is acquiring the Warrant Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends will be affixed to the Warrant Shares.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Registration Rights Agreement, dated November 25, 2014, by and among Quotient Limited and Visium Balanced Master Fund, Ltd.

4.2	Registration Rights Agreement, dated November 25, 2014, by and among Quotient Limited and the Subscribers named therein.

4.3	Form of Pre-Funded Warrant.

10.1	Subscription Agreement, dated November 25, 2014, by and among Quotient Limited and Visium Balanced Master Fund, Ltd.

10.2	Subscription Agreement, dated November 25, 2014, by and among Quotient Limited and the Subscribers named therein.

99.1	Press Release, dated November 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT LIMITED

Date: November 26, 2014	By:	/S/ Stephen Unger
Stephen Unger

Chief Financial Officer

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